Exhibit 99.1
Calumet Specialty Products Partners, L.P. Reports Fourth Quarter and Year End 2022 Results

•Net loss attributable to partners of $70.0 million, or $(0.86) per unit for the fourth quarter 2022
•Fourth quarter Adjusted EBITDA of $63.5 million including planned Montana Turnaround and December Freeze
•Successful Montana Renewables startup and commencement of Renewable Diesel sales in the fourth quarter
•Exceptional fourth quarter Specialties margin environment projected to continue into 2023
INDIANAPOLIS — (PR NEWSWIRE) — March 15, 2023 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), today reported results for the fourth quarter and year ended December 31, 2022, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Dollars in millions, except per unit data)
Net loss attributable to partners	$(70.0)	$(87.1)	$(165.1)	$(260.1)
Net loss per unit	$(0.86)	$(1.08)	$(2.04)	$(3.23)
Adjusted EBITDA	$63.5	$24.6	$389.6	$110.3

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2022	2021	2022	2021	2022	2021
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$95.9	$19.2	$11.1	$11.8	$(72.1)	$1.5
Adjusted gross profit (loss)	$111.6	$34.9	$11.9	$12.1	$(24.6)	$11.0
Adjusted EBITDA	$95.7	$28.7	$2.7	$3.7	$(13.1)	$9.2
Gross profit (loss) per barrel	$17.01	$3.97	$92.50	$107.27	$(66.88)	$0.66
Adjusted gross profit (loss) per barrel	$19.79	$7.22	$99.17	$110.00	$(22.82)	$4.82

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021
	(Dollars in millions, except per barrel data)
Gross profit (loss)	$325.1	$62.6	$55.6	$68.3	$(29.9)	$12.0
Adjusted gross profit	$440.4	$130.3	$57.8	$67.3	$73.0	$52.5
Adjusted EBITDA	$379.0	$104.6	$20.2	$33.8	$75.8	$44.4
Gross profit (loss) per barrel	$14.47	$3.40	$107.54	$135.25	$(4.10)	$1.20
Adjusted gross profit per barrel	$19.61	$7.08	$111.80	$133.27	$10.00	$5.23
"2022 was a game-changing year for Calumet as Montana Renewables delivered many strategic milestones, and our specialties business set new financial and operational highs,” said Todd Borgmann, CEO. “The successful startup of our Renewable Diesel unit nicely caps a year in which Montana Renewables converted from a project to a business. Two years ago we launched this journey with fairly unconventional thinking around the renewable diesel market, and since then the business has been financed, logistically advantaged feedstock and offtake was secured, we have demonstrated the ability to operate at plan, and our unconventional thinking has gone mainstream.

“Further, the exceptional performance of our specialty business enabled critical strategic objectives to be met in 2022. Throughout the year, we were able to dramatically improve key leverage metrics, which has been a goal for several years. Also, the substantial cash flow generated by our specialties business allowed us to retain more equity in Montana Renewables as its value accelerated quickly through construction. In a few short weeks, our pre-treater is expected to be online, cementing Montana Renewables feedstock advantage and positioning us for long-term success.
“The achievements reached in 2022 are a testament to the entrepreneurial spirit, hard work, and persistent dedication of our entire Calumet team.”
Specialty Products & Solutions (SPS): The SPS segment reported Adjusted EBITDA of $95.7 million, compared to Adjusted EBITDA of $28.7 million in the prior year fourth quarter. This is primarily the result of a constructive margin environment and strong operational performance. Total SPS production volumes averaged 59,927 barrels per day in the fourth quarter, a 10.9% increase from the same quarter a year ago.
Montana / Renewables (MR): The MR segment including both fossil and renewable business lines reported fourth quarter Adjusted EBITDA of $(13.1) million versus $9.2 million in the fourth quarter of 2021. The lower results are primarily a function of planned turnaround activity associated with the initial startup of the Montana Renewables facility. Total quarterly production averaged 8,440 barrels per day, down 62.0% from 22,224 barrels per day in the fourth quarter of 2021.

Performance Brands (PB): The PB segment reported fourth quarter 2022 Adjusted EBITDA of $2.7 million, compared to $3.7 million in the fourth quarter of 2021. The PB segment incurred meaningful discrete challenges in 2022, such as the global supply chain crisis, rampant inflation, and a full year Force Majeure from our largest raw material supplier, much of which meaningfully improved into the end of the year.

Corporate: The Corporate segment reported fourth quarter 2022 Adjusted EBITDA of negative $21.8 million, compared to a reported loss of $17.0 million in the same quarter a year ago. The variance is primarily due to an increase in expenses for our annual cash incentive plan, which are directly tied to the achievement of annual Adjusted EBITDA performance targets.

Operations Summary

The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In bpd)
Total sales volume (1)	74,302	78,597	82,946	79,281
Total feedstock runs (2)	69,509	81,247	80,447	75,818
Total facility production: (3)
Specialty Products and Solutions:
Lubricating oils	10,689	10,848	10,951	9,867
Solvents	7,505	6,837	7,100	6,833
Waxes	1,473	1,426	1,452	1,335
Fuels, asphalt and other by-products	40,260	34,924	40,845	27,869
Total specialty products	59,927	54,035	60,348	45,904

Montana/Renewables:
Gasoline	2,631	4,693	3,409	4,907
Diesel	1,856	8,417	6,449	9,711
Jet fuel	643	686	820	901
Asphalt, heavy fuel oils and other	3,310	8,428	6,942	10,379
Total fuel products	8,440	22,224	17,620	25,898

Performance Brands	1,210	1,152	1,434	1,304

Total facility production (3)	69,577	77,411	79,402	73,106

(1)Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.
(2)Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.
Webcast Information
A conference call is scheduled for 9:00 a.m. ET on March 15, 2023 to discuss the financial and operational results for the fourth quarter and full year 2022. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at http://www.calumetspecialty.investorroom.com/events. Interested parties may also participate in the call by dialing (866) 777-2509. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty products to customers in a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this press release, may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of supply chain disruptions, global energy shortages and the ongoing novel coronavirus (“COVID-19”) pandemic on our business and operations, (ii) demand for finished products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels, and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflict in Ukraine and its regional and global ramifications).
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K and Current Reports on Form 8-K.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.
Non-GAAP Financial Measures
Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.
We use the following financial performance measures:
EBITDA: We define EBITDA for any period as net income (loss) attributable to partners plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. Historically, we considered net income (loss) to be the most directly comparable GAAP measure to EBITDA. Commencing with the third quarter of 2022, we reported net loss attributable to noncontrolling interest related to the preferred equity investment from Warburg Pincus in the Montana Renewables business. As a result of this change, we believe net income (loss) attributable to partners is the most directly comparable GAAP measure to EBITDA.
Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss) attributable to partners; (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss) attributable to partners; (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss) attributable to partners; (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.
Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).
Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.
Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; and (d) depreciation and amortization.
The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 9.25% senior secured first lien notes due July 15, 2024, that were issued in August 2020 (the “2024 Secured Notes”), our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the

“2025 Notes”), and our 8.125% senior notes due January 15, 2027, that were issued in January 2022 (the “2027 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2024 Secured Notes, 2025 Notes, and 2027 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.
These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.
We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.
EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss) attributable to partners, Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss) attributable to partners, our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Sales	$999.8	$865.8	$4,686.7	$3,148.0
Cost of sales	964.9	833.3	4,335.9	3,005.1
Gross profit	34.9	32.5	350.8	142.9
Operating costs and expenses:
Selling	13.5	12.8	53.9	52.8
General and administrative	42.6	53.8	141.0	151.1
Taxes other than income taxes	3.2	2.4	13.7	12.5
Loss on impairment and disposal of assets	0.9	2.2	0.7	4.1
Other operating expense	1.6	—	8.1	8.0
Operating income (loss)	(26.9)	(38.7)	133.4	(85.6)

Other income (expense):
Interest expense	(39.9)	(40.2)	(175.9)	(149.5)
Debt extinguishment costs	—	(0.1)	(41.4)	(0.5)
Loss on derivative instruments	(8.5)	(7.9)	(81.7)	(23.3)
Other income (expense)	0.3	(0.2)	(2.8)	0.3
Total other expense	(48.1)	(48.4)	(301.8)	(173.0)
Net loss before income taxes	(75.0)	(87.1)	(168.4)	(258.6)
Income tax expense	0.6	—	3.4	1.5
Net loss	$(75.6)	$(87.1)	$(171.8)	$(260.1)
Net loss attributable to noncontrolling interest	(5.6)	—	(6.7)	—
Net loss attributable to partners	(70.0)	(87.1)	(165.1)	(260.1)
Allocation of net loss to partners:
Net loss attributable to partners	$(70.0)	$(87.1)	$(165.1)	$(260.1)
Less:
General partners' interest in net loss	(1.4)	(1.7)	(3.3)	(5.2)
Net loss available to limited partners	$(68.6)	$(85.4)	$(161.8)	$(254.9)
Weighted average limited partner units outstanding:
Basic and diluted	79,510,183	79,049,450	79,336,283	78,980,839
Limited partners’ interest basic and diluted net loss per unit:
Limited partners’ interest	$(0.86)	$(1.08)	$(2.04)	$(3.23)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$35.2	$38.1
Accounts receivable, net
Trade, less allowance for credit losses of $1.3 million and $2.0 million, respectively	245.7	216.8
Other	22.3	36.2
	268.0	253.0
Inventories	498.0	326.6
Prepaid expenses and other current assets	19.2	14.9
Total current assets	820.4	632.6
Property, plant and equipment, net	1,482.0	949.7
Goodwill	173.0	173.0
Other intangible assets, net	36.3	45.8
Operating lease right-of-use assets	107.5	157.7
Restricted cash	—	83.8
Other noncurrent assets, net	122.6	85.3
Total assets	$2,741.8	$2,127.9
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$442.4	$301.0
Accrued interest payable	34.6	27.7
Accrued salaries, wages and benefits	93.0	93.7
Other taxes payable	9.5	11.6
Obligations under inventory financing agreements	221.8	173.0
Current portion of RINs obligation	399.3	200.1
Other current liabilities	34.3	20.2
Current portion of operating lease liabilities	70.7	65.1
Current portion of long-term debt	20.0	7.4
Derivative liabilities	26.5	—
Total current liabilities	1,352.1	899.8
Pension and postretirement benefit obligations	4.8	6.7
Other long-term liabilities	18.3	15.8
Long-term operating lease liabilities	37.1	93.1
Long-term RINs obligation, less current portion	77.5	78.8
Long-term debt, less current portion	1,539.7	1,418.8
Total liabilities	$3,029.5	$2,513.0
Commitments and contingencies
Redeemable noncontrolling interest	$250.0	$—
Partners’ capital (deficit):
Limited partners' interest (79,189,583 units and 78,676,262 units, issued and outstanding at December 31, 2022 and 2021, respectively)	(529.9)	(378.8)
General partner's interest	0.5	3.8
Accumulated other comprehensive loss	(8.3)	(10.1)
Total partners’ capital (deficit)	(537.7)	(385.1)
Total liabilities and partners’ capital (deficit)	$2,741.8	$2,127.9

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(171.8)	$(260.1)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	98.3	107.7
Amortization of turnaround costs	23.1	17.0
Non-cash interest expense	17.6	10.6
Debt extinguishment costs	41.4	0.5
Non-cash RINs expense	197.9	149.5
Unrealized loss on derivative instruments	45.9	24.4
Loss on impairment and disposal of assets	0.7	4.1
Equity based compensation	15.8	50.7
Lower of cost or market inventory adjustment	19.4	(44.7)
Other non-cash activities	2.2	2.4
Changes in assets and liabilities:
Accounts receivable	(15.0)	(91.4)
Inventories	(190.8)	(27.0)
Prepaid expenses and other current assets	(5.2)	(3.7)
Turnaround costs	(62.6)	(61.0)
Accounts payable	57.3	71.0
Accrued interest payable	8.4	(3.2)
Accrued salaries, wages and benefits	9.5	17.1
Other taxes payable	(2.1)	2.1
Other liabilities	10.6	(10.0)
Net cash provided by (used in) operating activities	$100.6	$(44.0)
Investing activities
Additions to property, plant and equipment	(536.2)	(82.9)
Proceeds from sale of property, plant and equipment	0.2	0.1
Net cash used in investing activities	$(536.0)	$(82.8)
Financing activities
Proceeds from borrowings — revolving credit facility	1,695.1	1,122.1
Repayments of borrowings — revolving credit facility	(1,591.1)	(1,230.1)
Proceeds from borrowings — senior notes	325.0	—
Repayments of borrowings — senior notes	(363.1)	(150.0)
Payments on finance lease obligations	(0.9)	(0.6)
Proceeds from inventory financing	2,166.0	1,046.7
Payments on inventory financing	(2,132.6)	(999.2)
Proceeds from sale of redeemable noncontrolling interest in subsidiary	250.0	—
Payments for issuance of Preferred Units	(4.4)	—
Proceeds from MRL Credit Facility	—	300.0
Repayments of borrowings — MRL Credit Facility	(347.3)	—
Proceeds from other financing obligations	372.9	70.0
Payments on other financing obligations	(15.6)	(7.6)
Debt issuance costs	(5.3)	(12.0)
Net cash provided by financing activities	$348.7	$139.3
Net increase (decrease) in cash, cash equivalents and restricted cash	(86.7)	12.5
Cash, cash equivalents and restricted cash at beginning of period	121.9	109.4
Cash, cash equivalents and restricted cash at end of period	$35.2	$121.9
Cash and cash equivalents	$35.2	$38.1
Restricted cash	$—	$83.8
Supplemental disclosure of cash flow information
Interest paid, net of capitalized interest	$151.4	$142.9
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$136.9	$51.4

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
NON-GAAP RECONCILIATIONS
RECONCILIATION OF NET INCOME (LOSS)
TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net loss attributable to partners to EBITDA, Adjusted EBITDA and Distributable Cash Flow:	(Unaudited)
Net loss attributable to partners	$(70.0)	$(87.1)	$(165.1)	$(260.1)
Add:
Interest expense	39.9	40.2	175.9	149.5
Depreciation and amortization	24.0	29.0	98.3	107.7
Income tax expense	0.6	—	3.4	1.5
Noncontrolling interest adjustments	(0.9)	—	(1.8)	—
EBITDA	$(6.4)	$(17.9)	$110.7	$(1.4)
Add:
LCM / LIFO (gain) loss	$14.3	$(5.2)	$6.6	$(50.3)
Unrealized (gain) loss on derivative instruments	(1.6)	7.9	45.9	24.4
Debt extinguishment costs	—	0.1	41.4	0.5
Amortization of turnaround costs	6.7	4.8	23.1	17.0
Loss on impairment and disposal of assets	0.9	2.2	0.7	4.1
RINs mark-to-market loss	23.3	1.4	115.7	57.7
Other non-recurring expenses	13.0	5.0	15.6	7.6
Equity based compensation and other items	16.3	26.3	32.9	50.7
Noncontrolling interest adjustments	(3.0)	—	(3.0)	—
Adjusted EBITDA	$63.5	$24.6	$389.6	$110.3
Less:
Replacement and environmental capital expenditures (1)	$24.6	$14.7	$77.9	$29.0
Cash interest expense (2)	38.7	34.7	158.3	138.9
Turnaround costs	30.4	20.2	62.6	61.0
Income tax expense	0.6	—	3.4	1.5
Distributable Cash Flow	$(30.8)	$(45.0)	$87.4	$(120.1)

(1)Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.
(2)Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)
TO SEGMENT ADJUSTED GROSS PROFIT (LOSS)
(In millions, except per barrel data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit (Loss):	(Unaudited)
Specialty Products and Solution segment gross profit	$95.9	$19.2	$325.1	$62.6
LCM/LIFO inventory gain	(12.9)	(5.4)	(14.2)	(35.1)
RINs mark to market loss	13.3	2.0	66.9	34.8
Depreciation and amortization	15.3	19.1	62.6	68.0
Specialty Products and Solutions segment Adjusted gross profit	$111.6	$34.9	$440.4	$130.3

Performance Brands segment gross profit	$11.1	$11.8	$55.6	$68.3
LCM/LIFO inventory (gain) loss	0.2	(0.4)	(0.3)	(3.8)
Depreciation and amortization	0.6	0.7	2.5	2.8
Performance Brands segment Adjusted gross profit	$11.9	$12.1	$57.8	$67.3

Montana/Renewables segment gross profit (loss)	$(72.1)	$1.5	(29.9)	$12.0
LCM/LIFO inventory (gain) loss	27.0	0.6	21.1	(11.4)
RINs mark to market (gain) loss	8.3	(0.7)	40.7	16.8
Depreciation and amortization	12.2	9.6	41.1	35.1
Montana/Renewables segment Adjusted gross profit (loss)	$(24.6)	$11.0	$73.0	$52.5

Reported Specialty Products and Solutions segment gross profit per barrel	$17.01	$3.97	$14.47	$3.40
LCM/LIFO inventory gain per barrel	(2.29)	(1.12)	(0.63)	(1.91)
RINs mark to market loss per barrel	2.36	0.41	2.98	1.89
Depreciation and amortization per barrel	$2.71	3.96	2.79	3.70
Specialty Products and Solutions segment Adjusted gross profit per barrel	$19.79	$7.22	$19.61	$7.08

Reported Performance Brands segment gross profit per barrel	$92.50	$107.27	$107.54	$135.25
LCM/LIFO inventory (gain) loss per barrel	1.67	(3.64)	(0.58)	(7.52)
Depreciation and amortization per barrel	5.00	6.37	4.84	5.54
Performance Brands segment Adjusted gross profit per barrel	$99.17	$110.00	$111.80	$133.27

Reported Montana/Renewables segment gross profit (loss) per barrel	$(66.88)	$0.66	$(4.10)	$1.20
LCM/LIFO inventory (gain) loss per barrel	25.05	0.26	2.89	(1.14)
RINs mark to market (gain) loss per barrel	7.70	(0.31)	5.58	1.67
Depreciation and amortization per barrel	11.31	4.21	5.63	3.50
Montana/Renewables segment Adjusted gross profit (loss) per barrel	$(22.82)	$4.82	$10.00	$5.23

Specialty Products and Solutions Adjusted EBITDA	$95.7	$28.7	$379.0	$104.6
Specialty Products and Solutions sales	824.8	604.0	3,508.0	2,111.4
Specialty Products and Solutions Adjusted EBITDA margin	11.6%	4.8%	10.8%	5.0%